UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

CBL & ASSOCIATES PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee		37421-6000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 855-0001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below related to the new $176 million floating‑rate, non‑recourse loan is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 27, 2026, CBL & Associates Limited Partnership (the "Operating Partnership"), the majority owned subsidiary of CBL & Associates Properties, Inc. (the "REIT") (the REIT and the Operating Partnership are collectively referred to as the “Company”), as limited guarantor and certain of its subsidiaries, as borrowers, entered into a $176 million floating‑rate, non‑recourse loan secured primarily by a pool of three lifestyle and open‑air centers. The financing represents the second and final component of the Company’s refinancing of its former $634 million secured term loan. The new loan with Beal Bank USA is secured by Mayfaire Town Center (Wilmington, NC), Pearland Town Center (Pearland, TX), Southaven Town Center (Southaven, MS), and East Towne Mall (Madison, WI), all of which served as collateral under the prior term loan. The loan carries a five‑year term, includes two one‑year extension options, and is interest‑only with a floating interest rate of SOFR + 410 basis points.

The loan agreement includes a financial covenant requiring the borrowers to maintain a minimum debt yield (as defined in the agreement), as well as other customary financial and operating covenants and events of default. Also, the loan agreement is subject to customary cross-default provisions with the Company’s $443.0 million non-recourse bank loan with Beal Bank USA secured by a pool of enclosed mall assets, open-air centers and outparcels.

Beal Bank USA has in the past provided, are currently providing, and in the future may continue to provide commercial banking services to the Company and its subsidiaries in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing descriptions of the $176 million floating‑rate, non‑recourse loan and the $443.0 million non-recourse bank loan are not complete and qualified by reference to the complete documents, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference. Capitalized terms used in the foregoing description of the $176 million floating‑rate, non‑recourse loan and the $443.0 million non-recourse bank loan and not otherwise defined have the meanings given them in the loan agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective March 31, 2026, the Compensation Committee of the Company’s Board of Directors approved special transaction bonuses for certain of the Company’s executive officers in recognition of their extraordinary contributions to the success of the Company’s recent refinancing transactions. Included in these bonuses were one-time special transaction cash bonus awards in the amount of $250,000 for Benjamin W. Jaenicke, Executive Vice President – Chief Financial Officer and Treasurer of the Company, and $25,000 for Katie A. Reinsmidt, Executive Vice President – Chief Operating Officer of the Company.

Item 8.01 Other Events.

Together with the Company’s previously announced closing of a $425 million non-recourse financing secured by a pool of enclosed mall assets, the closing of this $176 million floating‑rate, non‑recourse loan completes the refinancing of the Company’s former secured term loan, extending the maturity by five years to 2031, enhancing CBL’s liquidity with a more than $30 million estimated annual improvement in free cash flow and reducing overall debt by more than $33 million. Following the close, CBL’s estimated cash balance stands at more than $291 million.

The Company announced on March 30, 2026 that, in consideration of these matters, its Board of Directors approved a special cash dividend of $0.175 per common share for the first quarter of 2026. The special dividend is in addition to the previously declared $0.45 per share dividend announced on February 11, 2026, resulting in a total first‑quarter dividend of $0.625 per share, a 39% increase. The special dividend will be paid on April 17, 2026, to shareholders of record as of April 10, 2026.

The special dividend represents an increase in the Company’s dividend for the first quarter and is expected to be incorporated into the ongoing regular quarterly dividend beginning in the second quarter, subject to Board approval. The new quarterly dividend equates to an annualized rate of $2.50 per common share. Final decisions as to future dividends will be at the sole discretion of the Company’s Board of Directors and will depend on CBL’s earnings, taxable income, FFO, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our then-current indebtedness, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, Delaware law and such other factors as the Board of Directors deems relevant.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits

Exhibit Number	Description
10.1

Loan Agreement, dated March 27, 2026, between subsidiaries of the Operating Partnership, as borrowers, the Operating Partnership and subsidiaries of the Operating Partnership, as limited guarantors, and Beal Bank USA, as a lender, related to the $176 million floating-rate, non-recourse loan.

10.2

First Amended and Restated Credit Agreement between subsidiaries of the Operating Partnership, as borrowers, the Operating Partnership, as a limited guarantor, Beal Bank USA, as the initial lender, CLMG CORP., as administrative agent, and the other lenders party thereto, related to the amended and restated 2032 non-recourse bank loan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

Date:	April 2, 2026	By:	/s/ Benjamin W. Jaenicke
Benjamin W. Jaenicke Executive Vice President - Chief Financial Officer and Treasurer